SECURITY AGREEMENT AND PROMISSORY NOTE

This Agreement made and entered into on May 24, 2005, by and between:

------------ ------------------------------------ ------------------ ----------------------------------------------
Debtor:      BESTWAY COACH EXPRESS INC.                 Company:     Caterpillar Financial Services Corporation
             2 MOTT STREET                                           2120 West End Avenue
             SUITE 705
             NEW YORK NY 10013                                       Nashville, Tennessee 37203-0001
------------ ------------------------------------ ------------------ ----------------------------------------------

1. Grant of Security Interest. Debtor hereby grants to Company a first priority, continuing security interest in the property described below, and all substitutions, replacements, additions and accessions thereto:

---------------- -------------- --------------------------------------------- ---------------------------------------------
(1) New          J4500          MCI MOTORCOACH CAT ENGINES                    2M93JMDAX5WO63137
---------------- -------------- --------------------------------------------- ---------------------------------------------

(1) New          J4500          MCI MOTORCOACH CAT ENGINES                    2M93JMDA15WO63138
---------------- -------------- --------------------------------------------- ---------------------------------------------

(1) New          J4500          MCI MOTORCOACH CAT ENGINES                    2M93JMDA35WO63139
---------------- -------------- --------------------------------------------- ---------------------------------------------

(herein called the "Equipment"), and all accounts, chattel paper, deposit accounts, security agreements, instruments, contract rights, policies and certificates of insurance, documents and general intangibles (including all monies and credits now due or to become due to Debtor from, and all claims against, manufacturers, purchasers or other parties) with respect to thereto, and, whether or not installed thereon, all exchanges, parts, returns and attachments therefor, whether any of the foregoing is now owned or hereafter acquired, and all proceeds and products of any of the foregoing including, but not limited to, proceeds in the form of chattel paper. All of the above shall hereinafter be called the "Collateral" and are defined pursuant to the provisions of the Uniform Commercial Code.

Debtor agrees to keep the Equipment, when not in use, at 2 MOTT ST., SUITE 705 NEW YORK, NY 10013, NEW YORK, or in such other or additional places as Company shall have previously approved in writing for the storage or housing of the Equipment, and the Debtor shall not remove, or permit to be removed, the Equipment, or any part thereof, from such places of storage or housing provided, however, the removal of the Equipment therefrom for the purpose of transporting passengers or property in the ordinary course of Debtor's business, or the servicing, repairing or temporarily storing the Equipment, and the return thereto in due course shall not be deemed a violation of this Agreement. Notwithstanding the foregoing, at no time shall the Equipment be removed from the United States.

2. Obligations. The security interest hereby granted is to secure the prompt and unconditional payment and performance when due of all of the following (herein called the "Indebtedness"): (a) any and all indebtedness owing by Debtor to Company pursuant hereto and any and all amendments, modifications, restructures, restatements, renewals and extensions of said indebtedness and (b) all duties, obligations and liabilities of Debtor to Company hereunder and under all related agreements. Debtor agrees that the security interest herein granted to Company shall extend to all of the Collateral for so long as any portion of the Indebtedness secured hereby remains unpaid or undischarged, whether such property comprising a part of the Collateral is acquired by Debtor prior to, contemporaneously with, or subsequent to the date of this Agreement.

3. (A) Promise to Pay. For Value Received, Debtor (jointly and severally, if more than one) promises to pay to the order of Company, in immediately available funds at the address of Company set forth above or at such other place as Company or the holder hereof shall designate in writing, the principal amount of $1,134,000.00 with interest on the outstanding principal from and including the date hereof at the per annum rate equal to that set forth below, until paid in full.

      (B) Payment Schedule. Payments of principal and interest shall be made in accordance with the payment schedule attached hereto and incorporated herein. All payments received hereunder shall be applied in the manner and order of priority determined by Cat Financial in its sole discretion. The acceptance of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute waiver of Lender's or the holder's right to receive payment in full of all amounts due and owing at such time or any prior or subsequent time.

      (C) Interest. Interest shall be computed at the per annum rate equal to 8.25%. All interest payable hereunder shall be calculated on the basis of thirty
(30) day months elapsed in a year of three hundred sixty (360) days.

      (D) Time. Time is of the essence hereof. If any payment or portion of a payment or other sum due hereunder is not paid within 10 days from the date such payment is due, there shall be immediately due and payable from Debtor to Company a late fee equal to the lesser of 5.00% of the amount of the overdue payment or portion of a payment or other sum or the highest amount allowed by law.

      (E) Savings. If at any time implementation of any provision of this Agreement shall raise or be deemed to raise the interest rate per annum contracted for, charged in or collectible under this Agreement above the lawful maximum interest rate per annum in effect from time to time in the applicable jurisdiction, then such interest rate per annum shall be limited to such lawful maximum interest rate; provided, however, that if the applicable state law is amended or the law of the United States of America preempts the applicable state law, so that it becomes lawful for the Company to receive a greater interest rate per annum than is presently allowed, Debtor agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest rate per annum allowed by the higher of the amended state law or the law of the United States of America. If from any circumstance, Company shall ever receive as interest or otherwise an amount which will exceed the applicable lawful maximum rate, such amount which would be excessive shall be deemed a mistake and shall be either refunded or applied to the reduction of any principal owing under this Agreement, as Company may elect.

      (F) Waivers. Debtor hereby waives presentment for payment, demand for payment, protest, notice of protest, notice of nonpayment, notice of dishonor, notice of acceleration and notice of intent to accelerate hereunder, and all other notices in connection with this Agreement, filing of suit and diligence in collecting any sums due hereunder or otherwise under the Indebtedness or in enforcing this Agreement.

4. Representations and Warranties. Debtor represents and warrants to Company as follows: (a) the execution, delivery and performance of this Agreement and of the Promissory Note and other agreements and documents evidencing the Indebtedness secured hereby are duly authorized by Debtor, and are not in conflict with any provision of law, the articles of incorporation or the by-laws of Debtor, or any other indenture, agreement or undertaking by which Debtor is bound; (b) this Agreement, the Promissory Note and other agreements or documents evidencing the Indebtedness secured hereby constitute valid obligations of Debtor, legally binding upon it and enforceable in accordance with their terms;
(c) all property forming part of the Collateral is now or, at the time it becomes part of the Collateral shall be, owned by Debtor by good and marketable title, and shall at all times be and remain free from all liens, claims, security interests and encumbrances, except for the security interest granted hereby and any other security interest(s) agreed to in writing by Company, and Debtor shall defend the Collateral against all claims and demands of all persons claiming an interest therein; (d) all financial statements and data and any other information or documentation related to the business or financial condition of Debtor which have been or may hereafter be furnished to Company to induce it to advance funds or extend credit to Debtor shall fairly represent the operations and financial condition of Debtor, as of the date stated therein, and shall be accurate and correct in all material respects; (e) Debtor is and shall remain a Corporation registered in the State of New York ("Business Location");
(f) Debtor will not change its form of business organization or Business Location without prior written notice to Company; and (g) no representation, warranty, or statement by Debtor contained herein, in the Promissory Note or any other agreement or document evidencing the Indebtedness secured hereby, or any certificate or other document furnished or to be furnished by Debtor in connection with the transaction contemplated hereby, contains or at the time of delivery shall contain any untrue statement of material fact, or omits, or shall omit at the time of delivery, to state a material fact required to make such certificate or other document not misleading. The representations and warranties specified above are in addition to and not in lieu of any representations and warranties set forth in the Promissory Note or any other agreement or document evidencing the Indebtedness secured hereby.

5. Financing Statements, Title Application and Recordation, etc. (a) Except as otherwise provided in Section 5(b) hereof, prior to delivery of the Equipment the Debtor shall execute, deliver to Company and, when required, file with the proper public offices all documents including, without limitation, title registration applications and financing statement, required or permitted by applicable law to fully enable Company to perfect the lien and security interest herein created in favor of Company, and promptly thereafter deliver to Company a copy of all such documents. Debtor hereby irrevocably appoints Company as Debtor's Attorney-in-Fact for the signing and filing of such documents and authorizes Company to delegate these limited powers. (b) Should the law or procedure of the jurisdiction in which the Debtor is to operate or use the Equipment require the Debtor or it's agent to physically appear with the Equipment at the appropriate public office in such jurisdiction to register ownership of the Equipment, the Debtor shall, not later than ten (10) days after delivery of the Equipment to the Debtor, (i) present to, execute, and file with such public office all documents, and otherwise do or cause to be done all things necessary to accomplish the effective registration of the Equipment and perfect the lien and security interest created herein in favor of Company including, without limitation, the recordation of such lien and security interest on the certificate of title issued by such public office, and (ii) deliver to Company a copy of all such documents. Debtor agrees and consents that the original Certificate of Title ("Title") issued for the Equipment shall be held by Company. In the event Debtor receives an original Title, Debtor shall immediately forward the original Title to Company. Should the law or procedure of the jurisdiction in which the Debtor registers the Equipment require that Debtor present the original Title for annual registration or inspection, Company shall, upon written request, forward to Debtor the original Title. On or before five days after completion of the registration or inspection of the Equipment, Debtor shall return the original Title to Company. Failure to return the original Title to Company as required within this Section shall be an event of Default under the terms of Section 10.

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

6. Use and Disposition of Collateral; First and Prior Lien. The Collateral shall remain in Debtor's control and possession at all times. Debtor agrees that it will not in any way misuse, conceal, pledge, mortgage, encumber or sell, lease, assign, transfer or otherwise dispose of the Collateral. Debtor further agrees that it will keep the Collateral free of, and shall defend the Collateral from and against, all liens, claims, security interests and encumbrances, except for the security interest granted hereunder and any other security interest(s) agreed to in writing by Company. Debtor, at its sole expense, shall maintain the Equipment in good repair and operating condition. The Equipment is and shall remain personal property at all times notwithstanding the manner in which it is attached or affixed to realty. All proceeds including, but not limited to, proceeds in the form of chattel paper received by Debtor forming part of the Collateral shall be received under an express trust for the benefit of Company, shall not be commingled with other monies, assets or accounts of Debtor, and shall be immediately paid to Company (unless otherwise permitted in writing by Company).

7. Inspection of Collateral; Taxes and Charges. Company may inspect the Collateral, and inspect and copy all records pertaining to same, at any time and wherever located, and Debtor shall fully cooperate with Company to identify and provide evidence of the location, possession, and condition of, and the ownership of, and any other interest in, the Collateral, as requested by Company. Debtor shall also complete and return audit forms submitted by Company from time to time within five (5) days of receipt thereof. Debtor shall be solely responsible for and shall promptly pay when due all taxes and other charges of every nature which may be levied or assessed against the Collateral, its use or operation, or which arise out of or are connected with this Agreement or the Promissory Note or any other agreement or document evidencing the Indebtedness secured hereby, by any governmental agency.

8. Insurance. Before delivery of the Equipment, Debtor shall purchase from a responsible insurance company acceptable to Company, and Debtor shall maintain during the term of this Agreement, the following coverage and deliver to Company a certificate thereof: (a) Liability insurance naming Company as an Additional Insured with limits of coverage as Company may require, but in no event less than $5,000,000.00, unless otherwise approved by Company, combined single limit per occurrence. No self-insured retention or deductible is permissible unless approved in writing by Company. (b) Comprehensive and collision insurance naming Company as Loss Payee with coverage for the actual cash value of the Equipment and subject to a deductible no greater than $5,000.00 unless approved by Company. Debtor shall bear all risk of loss, damage, or destruction to Equipment (which may exceed actual cash value), however caused, from the time of acceptance until surrender to Company.

All insurance policies shall provide for 30 calendar days' prior written notice to Company of any cancellation or reduction in coverage. Company has no obligation to examine insurance certificates or to advise Debtor if its insurance does not comply with this Agreement. Debtor authorizes Company to endorse Debtor's name to insurance checks related to the Equipment and to take any actions to pursue insurance claims and recover payments if Debtor fails to do so.

9. Substitute Performance. If Debtor shall fail to maintain the required insurance, pay taxes or other charges, properly maintain or repair the Equipment, or perform any other duty or obligation required hereunder, Company may at any time thereafter (but shall not be required to) perform any such duty or obligation to the extent determined by Company and make expenditures for any or all such purposes in order to maintain and preserve the Equipment. The amount so expended, together with interest thereon at the lesser of eighteen percent (18%) per annum or the highest lawful contract rate of interest, shall be immediately due and payable by Debtor to Company and shall be secured by the security interest herein granted.

10. Default. Debtor shall be in default hereunder and under the Promissory Note and all other agreements and documents evidencing the Indebtedness secured hereby upon the occurrence of any of the following events: (a) Debtor fails to pay any sum when due under any of the Indebtedness secured hereby or to timely when required perform any duty or obligation under any of the Indebtedness secured hereby and such default shall continue unremedied for 10 days after notice by Company to Debtor at the address first set forth above; (b) Debtor fails to observe or perform any of the provisions of this Agreement, the Promissory Note or any other agreement or document relating to all or any part of the Collateral or the Indebtedness; (c) any representation, warranty, financial statement or other information made or furnished by Debtor to Company is untrue in any material respect as of the date made or furnished; (d) any default shall occur under any other agreement between Debtor and Company or Debtor and any subsidiary or affiliate of Company; (e) the making of any levy, seizure or attachment upon the Collateral; (f) should Debtor or any guarantor default under any other security agreement directly or indirectly securing repayment of the Indebtedness or under any material promissory note, loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person; (g) should any guarantor, surety, or other party liable on whatever basis for the Indebtedness default under the agreement of guaranty, surety, or other agreement evidencing the liability, as the case may be; (h) the Collateral or any part thereof becomes lost, stolen or materially damaged; (i) Debtor becomes unable, or admits in writing its inability to pay its debts as they mature, or becomes the subject of proceedings in bankruptcy or insolvency, or makes a general assignment for the benefit of creditors, or enters into an arrangement with a group of creditors, or enters into any action for the purposes of accomplishing any of the preceding; (j) Debtor, or any partner of Debtor, winds up, liquidates, ceases to do business, dissolves, reorganizes, merges, consolidates or sells, assigns, transfers, leases or otherwise disposes of all or substantially all of its assets, or becomes the subject of any proceeding for any of the foregoing purposes, if Debtor or the partner of Debtor is other than an individual; (k) the death or judicial determination of incompetency of a Debtor who is a natural person or of any partner of Debtor which is a partnership; or (1) should Debtor have a material adverse change with respect to its financial condition which results, in Company's opinion, in an impairment of the prospect of repayment of any of the Indebtedness or of Debtor's performance of its obligations hereunder.

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

11. Rights and Remedies. Upon the occurrence of any default hereunder and at any time thereafter, Company may, at its option, do any one or more of the following: (a) declare any or all of the Indebtedness secured hereby (including additional interest accrued on past due payments and any prepayment premium) immediately due and payable without notice or demand; (b) recover any additional damages and expenses sustained by Company by reason of the breach of any provision of this Agreement by Debtor; (c) enforce the security interest granted hereunder; (d) accelerate the maturity and insist upon immediate payment in full of each and every other loan, extension of credit, debt, liability and/or obligation of every nature and kind that Debtor may then owe to Company, whether direct or indirect or by way of assignment, and whether absolute or contingent, liquidated or unliquidated, voluntary or involuntary, determined or undetermined, secured or unsecured, whether Debtor is obligated alone or with others on a joint, several or solidary basis, as a principal obligor or otherwise, all without further notice, demand or putting in default, unless Company shall otherwise elect; (e) without notice, liability or legal process, enter upon the premises where any of the Collateral may be and take possession thereof; and (f) require Debtor to assemble the Collateral and make it available to Company at a place designated by Company which is reasonably convenient to Company and Debtor. Company shall have all rights given to a secured party by law and all of Company's rights and remedies shall be cumulative and nonexclusive, to the extent permitted by applicable law. Company may, at its option, undertake commercially reasonable efforts to sell or dispose of all or any part of the Collateral, and the proceeds of any such sale or disposition shall be applied as follows: first, to reimburse Company for all reasonable expenses of retaking, holding, preparing for sale or disposition, and selling or disposing of the Collateral, including all taxes and reasonable attorney's fees; and, second, to the extent not previously paid by Debtor, to pay all Indebtedness secured hereby. Company shall have the right, in its sole discretion, to determine the order in which its rights in or remedies against any Collateral or other property now or hereafter securing the Indebtedness are to be exercised, which part of Collateral or such other property is to be proceeded against, and the order of application of proceeds of Collateral or such other property as against any particular portion of the Indebtedness. Any surplus shall be paid to the person entitled thereto. Debtor shall remain liable for and promptly pay any deficiency to Company. Company shall have the right to enter and remain upon the premises of Debtor or any other place or places where any part of the Collateral may be kept, for such time as Company may deem necessary, and (a) remove, maintain, sell, collect, and/or liquidate the Collateral; (b) use the premises of Debtor, together with materials and supplies located thereon, to maintain the condition of the Collateral and to prepare the Collateral for sale or liquidation, and (c) require Debtor to assemble the Collateral and make it available to Company or the agents or designees of Company at Debtor's premises or such other place as Company may reasonably designate.

Debtor hereby acknowledges that sales for cash or on credit to a wholesaler, retailer, or user, and with or without the Collateral being present, are all commercially reasonable dispositions of the Collateral. Debtor agrees to pay all reasonable attorney's fees and all costs and expenses incurred by Company in enforcing this Agreement or the Promissory Note or other Indebtedness secured hereby upon the occurrence of any default hereunder or thereunder or in connection with any bankruptcy or other insolvency proceeding commenced by or against Debtor. Company shall have the right, immediately and without further action by it, to set off against the Indebtedness secured hereby all money owed by Company or any affiliate or subsidiary of Company in any capacity (including, without limitation, Caterpillar Inc.) to Debtor, whether or not due, and Company shall be deemed to have exercised such right of setoff and to have a charge against any such money immediately upon the occurrence of a default hereunder or under the Indebtedness secured hereby even though such charge is made or entered on the books of Company or an affiliate or subsidiary of Company, as the case may be, subsequent thereto. To the extent permitted by law, Debtor hereby releases any claim it may have against Company which may result from or arise out of the possession or repossession of the Collateral by Company, and further waives the benefit of all valuation and appraisal laws with respect to the Collateral. If Company shall seek to take possession of, or repossess, the Collateral or any part thereof by judicial action, Debtor hereby waives any requirement of notice or for Company to provide bond, surety or other security in relation thereto, whether required by statute, court rule or otherwise, to the extent permitted by law. The remedies specified in this Section 10 are in addition to and not in lieu of any remedies specified in the Promissory Note or any other agreements or documents evidencing the Indebtedness secured hereby.

12. Waiver and Indemnity. Debtor understands and agrees that its obligations hereunder and under the Indebtedness secured hereby shall not be affected by any defect in, damage to or loss of possession or use of any of the Collateral, however caused, by the attachment of any lien or other claim to any of the Collateral, by any interference with Debtor's use of any of the Collateral, or for any other cause, whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. DEBTOR HEREBY AGREES TO RELEASE, DEFEND, INDEMNIFY, AND HOLD HARMLESS COMPANY, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND ASSIGNS FROM AND AGAINST ANY CLAIMS OF DEBTOR OR THIRD PARTIES, INCLUDING CLAIMS BASED UPON BREACH OF CONTRACT, BREACH OF WARRANTY, PERSONAL INJURY, PROPERTY DAMAGE, STRICT LIABILITY OR NEGLIGENCE, FOR ANY LOSS, DAMAGE OR INJURY CAUSED BY OR RELATING TO THE DESIGN, MANUFACTURE, SELECTION, DELIVERY, CONDITION, OPERATION, USE, OWNERSHIP, MAINTENANCE OR REPAIR OF ANY COLLATERAL. FURTHER, DEBTOR AGREES TO BE RESPONSIBLE FOR ALL COSTS AND EXPENSES, INCLUDING REASONABLE ATTORNEYS' FEES, INCURRED BY COMPANY OR ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND ASSIGNS IN DEFENDING SUCH CLAIMS OR IN ENFORCING THIS PROVISION. UNDER NO CONDITION OR CAUSE OF ACTION SHALL COMPANY BE LIABLE FOR ANY LOSS OF ACTUAL OR ANTICIPATED BUSINESS OR PROFITS OR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES.

13. Integration; Amendment; Waiver. This Agreement constitutes the entire agreement between the parties concerning Company's security interest in the Collateral and the portion of the Indebtedness evidenced hereby and may not be altered or amended except by a writing signed by all parties hereto. Waiver of any default hereunder shall not constitute waiver of any subsequent default. Any waiver or consent by Company of or to any default by Debtor hereunder must be in writing specifically set forth. In addition, any failure or delay on the part of Company to exercise any of the rights and remedies granted to Company shall not have the effect of waiving any of Company's rights and remedies. Any partial exercise of any rights and/or remedies granted to Company shall furthermore not be construed as a waiver of any other rights and remedies, it being Debtor's intent and agreement that Company's rights and remedies shall be cumulative in nature. To the extent permitted by law, Debtor waives all rights to plead any statute of limitations as a defense to any action on this Agreement. DEBTOR


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

WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, AND ACKNOWLEDGES THAT THE FOREGOING WAIVER IS A MATERIAL INDUCEMENT TO COMPANY IN ENTERING INTO THIS AGREEMENT AND CREATING IN FAVOR OF DEBTOR THE INDEBTEDNESS SECURED HEREBY AND THAT COMPANY IS RELYING UPON THE FOREGOING WAIVER. DEBTOR WARRANTS THAT IT HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14. Assignment. Any or all of the rights of Company under this Agreement and in the Collateral may be assigned by Company at any time. No assignment of this Agreement or of any right or obligation hereunder may be made by Debtor without the prior written consent of Company. This Agreement shall be binding upon the heirs, personal representatives, successors, and assigns of Debtor and inure to the benefit of Company, its successors, and assigns.

15. Construction: Severability. This Agreement shall be construed no more strictly against one party than the other, regardless of which party drafted the Agreement. Any provision found to be invalid under any applicable law shall be inapplicable and deemed omitted, but the remaining provisions hereof shall be given effect in accordance with the manifest intent hereof. Notwithstanding any termination of this Agreement, all terms and conditions hereof shall continue to apply after such termination until all Indebtedness secured hereby has been finally performed and paid in full. If the Agreement is signed by more than one Debtor, the singular "Debtor" as used herein shall include the plural and the obligations of all those signing as Debtor shall be joint and several.

16. Headings. The headings appearing in each section hereof are for convenience or reference only and are not to be considered or construed as a substantive part of this Agreement.

17. Counterparts. This Agreement may be separately executed by Debtor and Company in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, when so executed and delivered, shall be deemed to be an original and all of which, taken together, shall constitute but one and the same instrument.

18. Applicable Law. This agreement shall be governed by and construed under the laws of the State of Tennessee, without giving effect to the conflict-of-laws principles thereof, and Debtor hereby consents to the jurisdiction of any state or federal court located within the State of Tennessee.

In Witness Whereof, Debtor and Company have duly executed this Agreement as of the day and year first above written.

Proceeds subject to the transaction between BESTWAY COACH EXPRESS INC., and Caterpillar Financial Services Corporation as evidenced by this note shall be disbursed in the amount of $1,134,000.00 as follows:

Payee: MCIN
Amount: $1,134,000.00

------------------------------------------------------------ ------------------------------------------------------------
("Debtor")                                                   ("Company")
------------------------------------------------------------ ------------------------------------------------------------
BEST WAY COACH EXPRESS INC.
CATERPILLAR FINANCIAL SERVICES CORPORATION
------------------------------------------------------------ ------------------------------------------------------------

Signature:/s/                                                 Signature: /s/
------------------------------------------------------------ ------------------------------------------------------------

Name (PRINT):________________________________________        Name (PRINT):_____________________________________________
------------------------------------------------------------ ------------------------------------------------------------

Title:_______________________________________________        Title:____________________________________________________
------------------------------------------------------------ ------------------------------------------------------------

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